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                                                                      EXHIBIT 12

                                              Statement of Computation of Ratios

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                                         Quarter Ended April 30,                                 Fiscal years ended
                                        ----------------------------------------------------------------------------
                                           1999          1998          1999      1998     1997     1996      1995
                                        ----------------------------------------------------------------------------
Income before income taxes                1,803         1,364         7,323     5,719    4,877    4,359     4,258
Capitalized interest                        (10)           (8)          (41)      (33)     (44)     (50)      (70)
Minority interest                           (33)          (31)         (153)      (78)     (27)     (13)        4
Adjusted profit before tax                1,760         1,325         7,129     5,608    4,806    4,296     4,192

Fixed Charges
Debt Interest                               127           122           529       555      629      692       520
Capital lease interest                       64            72           268       229      216      196       186
Capitalized interest                         10             8            41        33       44       50        70
Interest componet of Rent                   143           131           523       477      449      425       383
Total fixed expense                         344           333         1,361     1,294    1,338    1,363     1,159

Profit before taxes and fixed expenses    2,104         1,658         8,490     6,902    6,144    5,659     5,351

Fixed charge coverage                      6.11          4.98          6.24      5.33     4.59     4.15      4.62

Operating rent expense                      179           164           654       596      561      531       479
Interest portion ratio                       80%           80%           80%       80%      80%      80%       80%

Interest portion of rents                   143           131           523       477      449      425       383
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